Exhibit 99.1

agilon health Reports Fourth Quarter and Fiscal Year 2022 Results

Revenue increased 49% to $690 million, Medicare Advantage membership increased 45% to 269,500, and Medical Margin increased 93% to $61 million during the fourth quarter

Guidance for 2023 includes significant gains in Adjusted EBITDA to $75 million to $90 million while maintaining strong revenue and membership growth1

Class of 2024 new partners expected to add at least 80,000 Medicare Advantage members across 6 physician groups, driving growth of over 130,000 new Medicare Advantage members in 2024

Acquisition of mphrX enables faster onboarding of agilon physician partners and rapid integration of clinical data, accelerating performance and speed to value

AUSTIN, T.X., March 1, 2023 – agilon health, inc. (NYSE: AGL), the trusted partner empowering physicians to transform health care in our communities, announced results for the fourth quarter and fiscal year ended December 31, 2022.

Fourth Quarter and Fiscal Year 2022 Results:

•
Total revenue of $690 million increased 49% during the fourth quarter compared to $463 million in the fourth quarter 2021. For the fiscal year 2022, total revenue of $2.71 billion increased 48% compared to $1.83 billion in the comparable 2021 period.
•
Total members live on the agilon platform increased to 358,600 as of December 31, including 269,500 Medicare Advantage members and 89,000 Direct Contracting beneficiaries. Medicare Advantage membership increased 45%, with 13% growth in same geographies.
•
Medical margin of $61 million increased 93% during the fourth quarter compared to $31 million in the fourth quarter 2021. For the fiscal year 2022, medical margin of $305 million increased 67% compared to $182 million in 2021. Medical margin represented 8.8% of revenue during the fourth quarter and 11.2% for the fiscal year 2022, compared to 6.8% and 9.9% of revenue in the fourth quarter and full year 2021, respectively.
•
Net loss of $57 million in the fourth quarter, compared to a net loss of $57 million in fourth quarter 2021. For the fiscal year 2022, net loss of $107 million compared to a net loss of $407 million in 2021. Net loss for the fiscal year 2021 includes $292 million in non-cash stock-based compensation expense primarily related to agilon’s initial public offering in April 2021.
•
Adjusted EBITDA of negative $11 million in the fourth quarter compared to negative $27 million during the fourth quarter 2021. For the fiscal year 2022, Adjusted EBITDA of positive $4 million compared to negative $39 million in the comparable 2021 period. Adjusted EBITDA contribution from Direct Contracting was $8 million during the fourth quarter 2022 and $14 million for the for the fiscal year 2022.

“Our strong results in 2022 demonstrate the power of our aligned partnership model to drive consistently better outcomes for patients and physicians,” said Steve Sell, chief executive officer. “We are entering 2023 with incredible momentum and the Class of 2024 new partners will expand our national network to 2,700 primary care physicians and 30+ communities.”

Outlook for First Quarter and Fiscal Year 2023:

	Quarter Ended March 31, 2023		Year Ended December 31, 2023
	Low	High	Low	High
Medicare Advantage Members[2]	385,000	390,000	400,000	410,000
ACO REACH Members[2]	85,000	90,000	85,000	90,000
Total Members Live on Platform[2]	470,000	480,000	485,000	500,000
Total revenues ($M)	$1,070	$1,090	$4,280	$4,370
Medical Margin ($M)	$160	$170	$535	$560
Adjusted EBITDA ($M)[1]	$32	$37	$75	$90

1We have not reconciled guidance for Adjusted EBITDA to net income (loss), the most comparable GAAP measure, and have not provided forward-looking guidance for net income (loss) because of the uncertainty around certain items that may impact net income (loss), including stock-based compensation and geography entry costs.

2Membership reflects management’s outlook for end of period. agilon’s partnered ACO REACH Entities (formerly Direct Contracting) are not consolidated within its financial results.

Adjusted EBITDA contribution from ACO REACH (formerly Direct Contracting) is expected in a range of $5 million to $10 million for 2023.1

Membership Details for the Year Ended 2022

Total members live on the agilon platform increased to 358,600 as of December 31, 2022. Total members live on the platform include 269,500 Medicare Advantage members and 89,000 attributed Direct Contracting beneficiaries. Average Medicare Advantage membership was 272,000 during the fourth quarter and 264,000 for the fiscal year 2022.

Acquisition of mphrX

On February 28, 2023, agilon health completed the acquisition of mphrX, a leading provider of value-based care technology and interoperability solutions. mphrX’s Minerva Healthcare Data Platform uses FHIR-based standards to rapidly aggregate, access, and exchange data across healthcare delivery networks. Minerva’s integration into agilon’s existing technology platform will enable faster onboarding of agilon partners and rapid integration of clinical data, accelerating performance and speed to value for patients and physicians. Management does not anticipate mphrX will have a meaningful impact on agilon’s Adjusted EBITDA during 2023.

Webcast and Conference Call:

agilon health will host a conference call to discuss fourth quarter and fiscal year 2022 results on Wednesday, March 1, 2023 at 4:30 PM Eastern Time. The conference call can be accessed by dialing (844) 200-6205 for U.S. participants and +1 (929) 526-1599 for international participants and referencing participant code 553857. A simultaneous webcast can be accessed by visiting the “Events & Presentations” section of agilon’s Investor Relations website at https://investors.agilonhealth.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call.

About agilon health

agilon health is the trusted partner empowering physicians to transform health care in our communities. Through our partnerships and purpose-built platform, agilon is accelerating at scale how physician groups transition to a value-based Total Care Model for senior patients. agilon provides the technology, people, capital, process, and access to a peer network of 2,200+ PCPs that allow physician groups to maintain their independence and focus on the total health of their most vulnerable patients. Together, agilon and its physician partners are creating the healthcare system we need – one built on the value of care, not the volume of fees. The result: healthier communities and empowered doctors. agilon is the trusted partner in 25 diverse communities and is here to help more of our nation's leading physician groups and health systems have a sustained, thriving future. For more information visit www.agilonhealth.com and connect with us on Twitter, Instagram, LinkedIn and YouTube.

Forward-Looking Statements

Statements in this release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” "target," “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should,” and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things: statements regarding timing, outcomes and other details relating to current, pending or contemplated new markets, new partnership structures, financing activities, acquisitions and dispositions, or other transactions discussed in this release; and statements regarding growth opportunities, ability to deliver sustainable long-term value, business environment, long term opportunities and strategic growth plans including without limitation with respect to expected revenue and net income, total and average membership, Adjusted EBITDA, and other financial projections and assumptions, as well as comparable statements included in other sections of this release. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this release, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, but are not limited to: our history of net losses, and our ability to achieve or maintain profitability in an environment of increasing expenses; our ability to identify and develop successful new geographies, physician partners and payors, or to execute upon our growth initiatives; our ability to execute our operating strategies or to achieve results consistent with our historical performance; our expectation that our expenses will increase in the future and the risk that medical expenses incurred on behalf of members may exceed the amount of medical revenues we receive; our ability to secure contracts with Medicare Advantage payors or to secure Medicare Advantage payments at favorable financial terms; our ability to recover startup costs incurred during the initial stages of development of our physician partner relationships and program initiatives; significant reductions in our membership; our ability to obtain additional capital needed to support our business; challenges for our physician partners in the transition to a Total Care Model; inaccuracies in the estimates and assumptions we use to project the size, revenue or medical expense amounts of our target markets; the spread of, and response to, COVID-19, potential new variants of COVID-19 and entirely new pandemics, and the inability to predict the ultimate impact of pandemics on us; inaccuracies in the estimates and assumptions we use to project our members’ risk adjustment factors, medical services expense, incurred but not reported claims, and earnings under payor contracts; the impact of restrictive or exclusivity clauses in some of our contracts with physician partners that may prohibit us from establishing new risk-bearing entities within certain geographies in the future; the impact of restrictive or exclusivity clauses in some of our contracts with physician partners that may subject us to investigations or litigation; security breaches, loss of data or other disruptions to our data platforms; our subsidiaries’ lack of performance or ability to fund their operations, which could require us to fund such losses; our dependence on a limited number of key payors; the limited terms of our contracts with payors and that they may not be renewed upon their expiration; our reliance on our payors for membership attribution and assignment, data and reporting accuracy and claims payment; our dependence on physician partners and other providers to effectively manage the quality and cost of care and perform obligations under payor contracts; our dependence on physician partners to accurately, timely and sufficiently document their services and potential regulatory or other liability if any diagnosis information or encounter data are inaccurate or incorrect; reductions in reimbursement rates or methodology applied to derive reimbursement from, or discontinuation of, federal government healthcare programs, from which we derive substantially all of our total revenue; statutory or regulatory changes, administrative rulings, interpretations of policy and determinations by intermediaries and governmental funding restrictions, and their impact on government funding, program coverage and reimbursements; regulatory proposals directed at containing or lowering the cost of healthcare and our participation in such proposed models; the impact on our revenue of CMS modifying the methodology used to determine the revenue associated with MA members; the potential that we may incur future indebtedness; our ability to successfully integrate acquired businesses; our ability to remediate material weaknesses in our internal control over financial reporting or if additional material weaknesses occur in the future; and risks related to other factors discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.

agilon health, inc.

Consolidated Balance Sheets

In thousands, except per share data

	December 31, 2022	December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$497,070	$1,040,039
Restricted cash and equivalents	10,610	14,781
Marketable securities	411,901	—
Receivables, net	497,574	293,407
Prepaid expenses and other current assets, net	34,119	18,968
Total current assets	1,451,274	1,367,195
Property and equipment, net	20,050	9,161
Intangible assets, net	67,680	55,398
Goodwill	41,540	41,540
Other assets, net	116,924	112,958
Total assets	$1,697,468	$1,586,252
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Medical claims and related payables	$346,727	$239,014
Accounts payable and accrued expenses	183,364	112,946
Current portion of long-term debt	5,000	5,000
Total current liabilities	535,091	356,960
Long-term debt, net of current portion	38,482	43,401
Other liabilities	83,286	94,295
Total liabilities	656,859	494,656

Commitments and contingencies

Stockholders' equity (deficit):
Common stock, $0.01 par value: 2,000,000 shares authorized; 412,385 and 400,095 shares issued and outstanding, respectively	4,124	4,001
Additional paid-in capital	2,106,886	2,045,572
Accumulated deficit	(1,064,230)	(957,677)
Accumulated other comprehensive income (loss)	(5,560)	—
Total agilon health, inc. stockholders' equity (deficit)	1,041,220	1,091,896
Noncontrolling interests	(611)	(300)
Total stockholders’ equity (deficit)	1,040,609	1,091,596
Total liabilities and stockholders’ equity (deficit)	$1,697,468	$1,586,252

agilon health, inc.

Consolidated Statements of Operations

In thousands, except per share data

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(unaudited)
Revenues:
Medical services revenue	$688,855	$461,999	$2,704,396	$1,829,735
Other operating revenue	919	887	3,815	3,824
Total revenues	689,774	462,886	2,708,211	1,833,559
Expenses:
Medical services expense	628,163	430,620	2,399,798	1,647,659
Other medical expenses	51,615	22,678	196,127	109,487
General and administrative (including noncash stock-based compensation expense of $9,951, $4,414, $28,381, and $292,394, respectively)	75,207	53,840	218,945	455,821
Depreciation and amortization	3,907	3,621	13,772	14,544
Total expenses	758,892	510,759	2,828,642	2,227,511
Income (loss) from operations	(69,118)	(47,873)	(120,431)	(393,952)
Other income (expense):
Other income (expense), net	14,885	(8,534)	24,725	(4,500)
Gain (loss) on lease terminations	—	—	(5,458)	—
Interest expense	(1,709)	(840)	(4,525)	(6,146)
Income (loss) before income taxes	(55,942)	(57,247)	(105,689)	(404,598)
Income tax benefit (expense)	(572)	(179)	(1,640)	(886)
Income (loss) from continuing operations	(56,514)	(57,426)	(107,329)	(405,484)
Discontinued operations:
Income (loss) before gain (loss) on sales and income taxes	(35)	(1,209)	491	(3,463)
Gain (loss) on sales of assets, net	—	—	—	473
Income tax benefit (expense)	—	1,898	(26)	1,687
Total discontinued operations	(35)	689	465	(1,303)
Net income (loss)	(56,549)	(56,737)	(106,864)	(406,787)
Noncontrolling interests’ share in (earnings) loss	83	16	311	300
Net income (loss) attributable to common shares	$(56,466)	$(56,721)	$(106,553)	$(406,487)

Net income (loss) per common share, basic and diluted (continuing operations)	$(0.14)	$(0.14)	$(0.26)	$(1.09)
Weighted average shares outstanding, basic and diluted	412,103	396,411	408,154	372,931

agilon health, inc.

Consolidated Statements of Cash Flows

In thousands

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$(106,864)	$(406,787)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,772	14,670
Stock-based compensation expense	28,381	292,394
Loss on debt extinguishment	—	1,590
Loss (income) from equity method investments	(10,720)	6,766
Deferred income taxes and uncertain tax positions	532	(3,231)
Release of indemnification assets	553	1,705
(Gain) loss on sale of assets, net	—	(473)
Distributions of earnings from equity method investments	—	174
Other non-cash items	2,973	58
Changes in operating assets and liabilities:
Receivables, net	(204,167)	(149,041)
Prepaid expense and other current assets	(16,620)	(3,916)
Other assets	(205)	3,931
Medical claims and related payables	107,713	76,339
Accounts payable and accrued expenses	65,736	19,360
Other liabilities	(11,892)	(1,698)
Net cash provided by (used in) operating activities	(130,808)	(148,159)
Cash flows from investing activities:
Purchase of property and equipment, net	(15,426)	(6,564)
Purchase of intangible assets	(17,235)	(6,862)
Investment in loans receivable and other	(6,510)	(82,831)
Investments in marketable securities	(458,265)	—
Proceeds from maturities and sales of marketable securities and other	52,548	7,095
Proceeds from sale of business and property, net of cash divested	500	(1,344)
Net cash provided by (used in) investing activities	(444,388)	(90,506)
Cash flows from financing activities:
Proceeds from initial public offering	—	1,170,942
Proceeds from other equity issuances, net	33,056	18,086
Proceeds from the issuance of long-term debt	—	100,000
Repayments of long-term debt	(5,000)	(119,899)
Equity and debt issuance costs and other	—	(14,739)
Net cash provided by (used in) financing activities	28,056	1,154,390
Net increase (decrease) in cash, cash equivalents and restricted cash and equivalents	(547,140)	915,725
Cash, cash equivalents and restricted cash and equivalents from continuing operations, beginning of period	1,054,820	135,178
Cash, cash equivalents and restricted cash and equivalents from discontinued operations, beginning of period	—	3,917
Cash, cash equivalents and restricted cash and equivalents, beginning of period	1,054,820	139,095
Cash, cash equivalents and restricted cash and equivalents, end of period	$507,680	$1,054,820

agilon health, inc.

Key Operating Metrics

In thousands

(unaudited)

MEDICAL MARGIN

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Medical services revenue	$688,855	$461,999	$2,704,396	$1,829,735
Medical services expense	(628,163)	(430,620)	(2,399,798)	(1,647,659)
Medical margin	$60,692	$31,379	$304,598	$182,076

Medical margin represents the amount earned from medical services revenue after medical services expenses are deducted. Medical services expense represents costs incurred for medical services provided to our members. As our platform matures over time, we expect medical margin to increase in absolute dollars. However, medical margin per member per month (PMPM) may vary as the percentage of new members brought onto our platform fluctuates. New membership added to the platform is typically dilutive to medical margin PMPM.

GENERAL AND ADMINISTRATIVE COSTS, INCLUDING PLATFORM SUPPORT COSTS

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Platform support costs	$41,613	$30,899	$146,481	$123,521
Geography entry costs(1)	19,434	7,872	43,890	20,583
Severance and related costs	—	7,763	2,470	12,861
Management fees(2)	—	—	—	433
Stock-based compensation expense	9,951	4,414	28,381	292,394
Other(3)	4,209	2,892	(2,277)	6,029
General and administrative	$75,207	$53,840	$218,945	$455,821

(1)
Represents direct geography entry costs, including investments to develop and expand our platform and costs in geographies that are in implementation and are not yet generating revenue.
(2)
Represents management fees and other expenses paid to Clayton Dubilier & Rice, LLC (“CD&R”) prior to our IPO. In connection with our initial public offering, we terminated our consulting agreement with CD&R, effective April 16, 2021. We were not charged a fee in connection with the termination of this agreement.
(3)
Includes non-cash accruals for unasserted claims and contingent liabilities.

Our platform support costs, which include regionally-based support personnel and other operating costs to support our geographies, are expected to decrease over time as a percentage of revenue as our physician partners add members and our revenue grows. Our operating expenses at the enterprise level include resources and technology to support payor contracting, clinical program development, quality, data management, finance and legal functions.

agilon health, inc.

Non-GAAP Financial Measures

In thousands

(unaudited)

NETWORK CONTRIBUTION

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Income (loss) from operations	$(69,118)	$(47,873)	$(120,431)	$(393,952)
Other operating revenue	(919)	(887)	(3,815)	(3,824)
Other medical expenses	51,615	22,678	196,127	109,487
Other medical expenses—live geographies(1)	(38,653)	(18,704)	(172,276)	(97,498)
General and administrative	75,207	53,840	218,945	455,821
Depreciation and amortization	3,907	3,621	13,772	14,544
Network contribution	$22,039	$12,675	$132,322	$84,578

(1)
Represents physician compensation expense related to surplus sharing and other direct medical expenses incurred to improve care for our members in our live geographies. Excludes costs in geographies that are in implementation and are not yet generating revenue. For the three months ended December 31, 2022 and 2021, costs incurred in implementing geographies were $13.0 million and $4.0 million, respectively. For the years ended December 31, 2022 and 2021, costs incurred in implementing geographies were $23.9 million and $12.0 million, respectively.

ADJUSTED EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income (loss)	$(56,549)	$(56,737)	$(106,864)	$(406,787)
(Income) loss from discontinued operations, net of income taxes	35	(689)	(465)	1,303
Interest expense	1,709	840	4,525	6,146
Income tax expense (benefit)	572	179	1,640	886
Depreciation and amortization	3,907	3,621	13,772	14,544
(Gain) loss on lease terminations	—	—	5,458	—
Geography entry costs(1)	32,396	11,846	67,741	32,572
Severance and related costs(2)	—	7,763	2,470	12,861
Management fees(3)	—	—	—	433
Stock-based compensation expense	9,951	4,414	28,381	292,394
EBITDA adjustments related to equity method investments(4)	749	(571)	3,737	1,736
Other(5)	(3,391)	2,642	(16,144)	5,293
Adjusted EBITDA	$(10,621)	$(26,692)	$4,251	$(38,619)

(1)
Represents direct geography entry costs, including investments to develop and expand our platform and costs in geographies that are in implementation and are not yet generating revenue. For the three months ended December 31, 2022 and 2021, (i) $13.0 million and $4.0 million, respectively, are included in other medical expenses and (ii) $19.4 million and $7.9 million, respectively, are included in general and administrative expenses. For the years ended December 31, 2022 and 2021, (i) $23.9 million and $12.0 million, respectively, are included in other medical expenses and (ii) $43.9 million and $20.6 million, respectively, are included in general and administrative expenses.
(2)
For the year ended December 31, 2022, includes taxes and related costs on stock option exercises for departed executives of $2.0 million. For the three months and year ended December 31, 2021, includes taxes and related costs on stock option exercises for departed executives of $5.4 million.
(3)
Represents management fees and other expenses paid to CD&R prior to our IPO. In connection with our initial public offering, we terminated our consulting agreement with CD&R, effective April 16, 2021. We were not charged a fee in connection with the termination of this agreement.
(4)
Includes direct geography entry costs of $0.1 million and $1.3 million for the three and twelve months ended December 31, 2021, respectively.
(5)
Includes interest income and non-cash accruals for unasserted claims and contingent liabilities.

In addition to providing results that are determined in accordance with GAAP, we present network contribution and Adjusted EBITDA, which are non-GAAP financial measures.

We define network contribution as medical services revenue less the sum of: (i) medical services expense and (ii) other medical expenses excluding costs incurred in implementing geographies. Other medical expenses consist of physician compensation expense related to surplus sharing and other direct medical expenses incurred to improve care for our members. We believe this metric provides insight into the economics of our Total Care Model as it includes all medical services expense associated with our members’ care as well as partner compensation and additional medical costs we incur as part of our aligned partnership model. Other medical expenses are largely variable and proportionate to the level of surplus in each respective geography.

We define Adjusted EBITDA as net income (loss) adjusted to exclude: (i) income (loss) from discontinued operations, net of income taxes, (ii) interest expense, (iii) income tax expense (benefit), (iv) depreciation and amortization, (v) geography entry costs, (vi) stock-based compensation expense, (vii) severance and related costs, and (viii) certain other items that are not considered by us in the evaluation of ongoing operating performance. We reflect our share of Adjusted EBITDA for equity method investments by applying our actual ownership percentage for the period to the applicable reconciling items on an entity-by-entity basis.

Income (loss) from operations is the most directly comparable GAAP measure to network contribution. Net income (loss) is the most directly comparable GAAP measure to Adjusted EBITDA.

We believe network contribution and Adjusted EBITDA help identify underlying trends in our business and facilitate evaluation of period-to-period operating performance of our live geographies by eliminating items that are variable in nature and not considered by us in the evaluation of ongoing operating performance, allowing comparison of our recurring core business operating results over multiple periods. We also believe network contribution and Adjusted EBITDA provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics we use for financial and operational decision-making. We believe network contribution and Adjusted EBITDA or similarly titled non-GAAP measures are widely used by investors, securities analysts, ratings agencies, and other parties in evaluating companies in our industry as a measure of financial performance. Other companies may calculate network contribution and Adjusted EBITDA or similarly titled non-GAAP measures differently from the way we calculate these metrics. As a result, our presentation of network contribution and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, limiting their usefulness as comparative measures.

Contacts

Investor Contact

Matthew Gillmor

VP, Investor Relations

investors@agilonhealth.com

Media Contact

Claire Mulhearn

Chief Communications & Public Affairs Officer

media@agilonhealth.com

Source: agilon health